Exhibit 99.1

For Immediate Release

CONTACTS:

Entertainment Gaming Asia Inc.

Traci Mangini

tracimangini@EGT-Group.com

872/802-4227

ENTERTAINMENT GAMING ASIA INC. REPORTS THIRD QUARTER 2015 RESULTS

- Company Achieves Profitability for the Third Consecutive Quarter of 2015

Driven by Improvements in Both Business Divisions –

Hong Kong – November 9, 2015 – Entertainment Gaming Asia Inc. (NASDAQ: EGT) (“Entertainment Gaming Asia” or “the Company”), a gaming company focused on emerging gaming markets in Pan-Asia, today reported operating results for the third quarter ended September 30, 2015 and reviewed recent corporate progress.

Key Financial Metrics

•	Consolidated revenues of $8.3 million for the third quarter of 2015
•	Adjusted EBITDA (earnings from continuing operations before interest, taxes, depreciation, amortization and non-cash charges) of $3.4 million for the third quarter of 2015
•	Net income of $1.4 million for the third quarter of 2015
•	Cash balance of $25.3 million and zero debt as of September 30, 2015

Third Quarter of 2015 Financial Performance

The Company’s third quarter of 2015 consolidated revenue was $8.3 million, an increase of 88% compared to $4.4 million in the third quarter of 2014 due to increases in both the gaming operations and gaming products business divisions.

Gaming operations revenue was $4.5 million for the third quarter of 2015, an increase of 13% compared to $4.0 million in the third quarter of 2014. Average consolidated daily net win per unit was $120 for the third quarter of 2015, an increase of 20% compared to $100 in the third quarter of 2014. The increases were primarily due to improvements in the Cambodia operations partially offset by a decline in the Philippines operations.

Cambodia average daily net win per unit was $152 for the third quarter of 2015, an increase of 33% compared to $114 in the prior year period primarily due to improved performance at NagaWorld. NagaWorld average daily net win per unit increased to $218 for the third quarter of 2015 compared to $181 in the prior year period mainly as a result of an increase in VIP player traffic compared to the prior year period when NagaWorld casino floor renovations were taking place.

Philippines average daily net win per unit was $59 for the third quarter of 2015, a decrease of 18% compared to $72 in the prior year period. The decrease was primarily the result of lower player traffic due to increased competition from new integrated casino resorts in Manila, one of which opened in March 2013 and another which soft opened in December 2014. The Company continues its proactive marketing strategies in efforts to stabilize performance in the increasingly competitive landscape.

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Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 2

Revenue from gaming products was $3.8 million for the third quarter of 2015 compared to $437,000 in the third quarter of 2014. The increase was primarily a result of higher product sales from new and existing customers, including a $2.2 million order for a new casino opening in Macau, in the third quarter of 2015. The Company achieved a gross profit of $954,000 for this division for the third quarter of 2015 compared to a gross margin loss of $134,000 in the prior year period. The gross margin increase was primarily due to higher production volumes and improved production efficiencies for gaming chips and plaques, and to a lesser degree, increased sales of third-party gaming products sales.

Selling, general and administrative, or SG&A, expenses were $1.3 million for the third quarter of 2015 compared to $1.4 million in the third quarter of 2014.

Entertainment Gaming Asia reported adjusted EBITDA of $3.4 million in the third quarter of 2015 compared to $1.6 million in the third quarter of 2014.

The Company reported net income of $1.4 million, or $0.10 per share, on a weighted average diluted share count of 14.5 million shares for the third quarter of 2015. This compared to a net loss of $261,000, or $0.04 per share, on a weighted average diluted share count of 7.5 million shares for the third quarter of 2014.

Clarence Chung, Chairman and Chief Executive Officer of Entertainment Gaming Asia, commented, “We are pleased to report that the strong top and bottom-line year-over-year improvements achieved in the first two quarters continued in the third quarter of 2015. The primary drivers of our performance in the quarter and year-to-date were the significant improvements in gaming products sales and gross margin as well as the growth in gaming operations revenue.

“Our gaming products business benefitted from strong sales and production volumes for gaming chips and plaques for both a new casino opening and from existing customers, as well as increased sales of other high-margin third-party gaming products. With an attractive fourth quarter order pipeline, the gaming products division is on target to achieve record performance of over $13 million in revenue for 2015. However, looking further ahead, we expect to experience sales fluctuations due to the natural uneven order flow for this business driven by the timing of orders for new casino openings.

“Gaming operations posted solid year-over-year gains for the third quarter of 2015 primarily driven by the Cambodia operations and, particularly, NagaWorld. Increased player traffic and proactive marketing initiatives have resulted in continued improvement in average net wins in NagaWorld in the fourth quarter. Thansur Bokor and Dreamworld Poipet made small, yet positive, contributions to overall revenue growth and EBITDA in the third quarter of 2015. In the Philippines, the competitive landscape remains a challenge however, we continue efforts to improve returns on these assets and have seen average net wins return to the mid-$60 range in the month of October.

“With the benefits of the proceeds from our November 2014 equity rights offering and strong operating performance so far in 2015, we have accumulated a net cash position of over $27 million as of the end of October. It is our mission to responsibly invest these resources in ways that will drive long-term earnings growth and enhance shareholder value. To this end, we have been active in our efforts to secure new projects, in existing and new businesses, that would enable us to best capitalize on growth opportunities in gaming markets in Asia and, ultimately, replace cash flow from NagaWorld in the event we do not renew this contract by March 2016. We are in the early stages for one potential new project that we believe could provide an exciting opportunity for the Company. We look forward to sharing more about this project as plans materialize in the coming months.”

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Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 3

Entertainment Gaming Asia is hosting a conference call and simultaneous webcast at 8:30 a.m. ET today, November 9, 2015, both of which are open to the general public. The conference call number is 800/759-0876 or 303/223-0118. Questions and answers will be reserved for call-in analysts and investors. Interested parties may also access the live call on the Internet at www.EGT-Group.com. Please allow 15 minutes to register and download and install any necessary software.  Following its completion, a replay of the call can be accessed for thirty days on the Internet at www.EGT-Group.com.

About Entertainment Gaming Asia Inc.

Entertainment Gaming Asia Inc. (NASDAQ: EGT), an indirect, majority-owned subsidiary of Melco International Development Limited, is a gaming company in Pan-Asia engaged in the leasing of electronic gaming machines on a revenue sharing basis to the gaming industry in Cambodia and the Philippines and the development and operation of gaming venues in Asia under its “Dreamworld” brand.  The Company also manufactures and sells RFID and traditional gaming chips and plaques to major casinos under its “Dolphin” brand.

Forward Looking Statements

This press release contains forward-looking statements concerning Entertainment Gaming Asia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding expectations for the Company’s slot operations business model, growth of the gaming industry in Asia, the Company’s ability to secure new gaming projects and fund those projects, expectations for the growth and profitability of the Company’s gaming chips and plaques operations and expectations for expanding its business model to new businesses that will provide growth for the Company. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to the Company’s ability to: place gaming machines at significant levels and generate the expected amount of net win from the gaming machines placed; identify and implement successful marketing and promotional strategies for the Company’s gaming projects and identify and successfully develop additional projects; acquire additional capital as and when needed; identify and implement successful marketing and promotional strategies and obtain and fulfill significant purchase orders from the customers for the Company’s gaming chips and plaques; successfully improve manufacturing processes and enhance production efficiencies for the Company’s gaming chips and plaques; adapt to potential changes in gaming policies and political stability in the countries in which the Company operates and those other risks set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 26, 2015 and subsequently filed quarterly reports on Form 10-Q. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

- financial tables follow -

Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 4

Entertainment Gaming Asia Inc.

Consolidated Statements of Comprehensive Income/Loss

(Unaudited)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
(amounts in thousands, except per share data)	2015	2014	2015	2014
Revenues:
Gaming operations	4,483	3,965	13,407	12,267
Gaming products	3,788	437	10,783	1,772
Total revenues	8,271	4,402	24,190	14,039

Operating costs and expenses:
Cost of gaming operations
Gaming property and equipment depreciation	751	892	2,352	2,681
Casino contract amortization	608	613	1,830	1,835
Other gaming related intangibles amortization	63	63	189	189
Other operating costs	927	877	2,718	2,617
Cost of gaming products	2,834	571	8,824	2,985
Selling, general and administrative expenses	1,270	1,383	4,205	4,102
Gain on disposition of assets	—	(15)	(22)	(23)
Research and development expenses	46	156	115	311
Depreciation and amortization	53	59	159	158
Total operating costs and expenses	6,552	4,599	20,370	14,855
Income/(loss) from operations	1,719	(197)	3,820	(816)

Other (expenses)/income:
Interest expense and finance fees	—	—	(3)	(2)
Interest income	4	—	10	1
Foreign currency losses	(157)	(53)	(211)	(53)
Other	9	4	28	16
Total other expenses	(144)	(49)	(176)	(38)
Income/(loss) from continuing operations before income tax	1,575	(246)	3,644	(854)

Income tax expenses	(129)	(15)	(166)	(45)

Net income/(loss) from continuing operations	1,446	(261)	3,478	(899)
Net loss from discontinued operations, net of tax	—	—	—	(414)

Net income/(loss) attributable to EGT stockholders	$1,446	$(261)	$3,478	$(1,313)

Other comprehensive loss:
Foreign currency translation	(64)	(93)	(79)	(35)
Total other comprehensive loss, net of tax	(64)	(93)	(79)	(35)

Comprehensive income/(loss) attributable to EGT stockholders	$1,382	$(354)	$3,399	$(1,348)

Per share data (basic and diluted):
Earnings/(loss)	$0.10	$(0.04)	$0.24	$(0.18)
Earnings/(loss) from continuing operations	$0.10	$(0.04)	$0.24	$(0.12)
Loss from discontinued operations, net of tax	$—	$—	$—	$(0.06)

Weighted average common shares outstanding:
Basic	14,460	7,506	14,456	7,502
Diluted	14,477	7,506	14,483	7,502

All historical revenues and expenses associated with Dreamworld Pailin, which ceased operation in June 2014, have been reclassified as discontinued operations for the presented periods. Historical share amounts have been proportionally adjusted to reflect the impact of the Company’s 1:4 reverse stock split effected on February 26, 2015 for the presented periods.

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Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 5

Entertainment Gaming Asia Inc.

Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
(amounts in thousands, except per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,310	$17,301
Accounts receivable, net	585	830
Amounts due from related parties	2,437	2,112
Other receivables	235	316
Inventories	3,019	2,617
Prepaid expenses and other current assets	339	1,447
Contract amendment fees	45	—
Total current assets	31,970	24,623

Gaming equipment, net	4,258	5,624
Casino contracts	1,135	2,982
Property and equipment, net	8,307	8,895
Goodwill	334	351
Intangible assets, net	359	595
Contract amendment fees	—	126
Deferred tax asset	135	142
Prepaids, deposits and other assets	1,071	1,316
Total assets	$47,569	$44,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$437	$645
Amounts due to related parties	47	47
Accrued expenses	1,482	2,009
Income tax payable	121	—
Deferred revenues, current portion	23	—
Customer deposits and other current liabilities	319	306
Total current liabilities	2,429	3,007

Other liabilities	872	845
Deferred tax liability	107	107
Total liabilities	3,408	3,959

Stockholders’ equity:
Common stock, $.001 par value, 18,750,000 shares authorized;14,464,220 and 14,471,095 shares issued and outstanding, respectively	14	14
Additional paid-in-capital	47,747	47,680
Accumulated other comprehensive income	674	753
Accumulated losses	(4,275)	(7,753)
Total EGT stockholders’ equity	44,160	40,694
Non-controlling interest	1	1
Total stockholders’ equity	44,161	40,695
Total liabilities and stockholders’ equity	$47,569	$44,654

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Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 6

Entertainment Gaming Asia Inc.

Adjusted EBITDA from Continuing Operations

(Unaudited)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
(amounts in thousands)	2015	2014	2015	2014
Net income/(loss) from continuing operations – GAAP basis	$1,446	$(261)	$3,478	$(899)
Interest expense and finance fees	—	—	3	2
Interest income	(4)	—	(10)	(1)
Income tax expenses	129	15	166	45
Depreciation and amortization	1,764	1,858	5,369	5,428
Stock-based compensation expenses	17	19	67	160
Gain on disposition of assets	—	(15)	(22)	(23)
Adjusted EBITDA from continuing operations	$3,352	$1,616	$9,051	$4,712

Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-cash operating income and expenses. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its operations with those of its competitors. The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to financial measures in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of the Company’s performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income/(loss), Adjusted EBITDA does not include depreciation or interest expense and,  therefore, does not reflect current or future capital expenditures or the cost of capital. The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance. Such GAAP measurements include operating income, net income/(loss), cash flows from operations and cash flow data. The Company has significant uses of cash flows, including capital expenditures, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA. Entertainment Gaming Asia’s calculation of Adjusted EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

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Entertainment Gaming Asia Reports Q3 2015 Earnings Results, 11/9/2015	page 7

Entertainment Gaming Asia Inc.

Gaming Operations Performance Metrics

(Unaudited)

	Three-Month Periods Ended September 30,		Nine-Month Periods Ended September 30,
	2015	2014	2015	2014
Net Revenue to EGT (in thousands)
Cambodia	$3,617	$2,959	$10,727	$9,238
Philippines	597	748	1,917	2,264
Service revenue(1)	269	258	763	765
Consolidated	$4,483	$3,965	$13,407	$12,267

Average Daily Net Win (per unit)
Cambodia	$152	$114	$148	$120
Philippines	59	72	64	73
Consolidated	120	100	120	104

EGM Seats in Operation (period end)
Cambodia			1,008	1,007
Philippines			556	556
Consolidated			1,564	1,563

(1) Service revenue represents reimbursements of certain expenses, which for accounting purposes, are included in the revenue and grossed up in the cost of gaming operations.

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